UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

PRONAI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 – 885 West Georgia Street Vancouver, British Columbia, Canada		V6C 3E8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2016 (the “Effective Date”), ProNAi Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with CRT Pioneer Fund LP (“CPF”), pursuant to which CPF granted the Company an exclusive, royalty-bearing, sublicensable, worldwide license under certain patent rights, know-how and materials controlled by CPF that relate to CPF’s CHK1 inhibitor cancer drug candidate CCT245737 (the “Licensed IP”), to research, develop, make, have made, use, offer for sale, sell and import products relating to the Licensed IP for the treatment, prophylaxis and/or diagnosis of any disease, state or condition.

Pursuant to the Agreement, the Company is required to make a one-time, non-refundable upfront payment of $7.0 million to CPF. The Company will pay a fee of up to $2.0 million upon the successful transfer of two ongoing Phase I clinical trials of CCT245737 to the Company. Additional milestone payments in the aggregate amount of up to $319.5 million may become payable by the Company to CPF upon the achievement of certain developmental, regulatory and commercial milestones. The Company is required to pay CPF, on a product-by-product and country-by-country basis, tiered high single-digit to low double-digit royalties on the net sales of any product successfully developed until the later of (i) the date when such licensed product is no longer covered by a valid patent claim within the Licensed IP, (ii) the expiration of any data, marketing or other statutory exclusivity rights covering the licensed product, or (iii) a specified period after the first commercial sale of the licensed product. Such royalties will be reduced on a product-by-product and country-by-country basis under certain conditions, including if certain generic competition exists in such country, or if the Company is required to pay royalties to third parties in order to develop or commercialize the licensed product.

The Agreement will expire on the date of expiration of the Company’s obligation to pay royalties to CPF. Either party may terminate the Agreement if the other party materially breaches the Agreement, subject to certain cure provisions, and CPF may terminate the Agreement in certain limited circumstances as described in the Agreement. The Agreement may also be terminated at any time by the Company upon 90 days’ prior written notice to CPF.

A copy of the press release issued in connection with the parties’ announcement of the Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated September 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRONAI THERAPEUTICS, INC.

Date: September 27, 2016	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 27, 2016.

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